UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 240.14a-12

BRIDGELINE DIGITAL, INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

AND

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:30 A.M. ET on August 19, 2021

July 9, 2021

To the Stockholders of Bridgeline Digital, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of BRIDGELINE DIGITAL, INC. (the "Company") will be held on August 19, 2021 at 8:30 A.M. Eastern Time at the Company’s New York office located at 150 Woodbury Road, Woodbury, New York 11797.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials prior to voting.

The Board of Directors recommends a vote FOR the following proposals:

1.	To elect two director nominees to serve on our Board of Directors for a term of three years;

2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement (the “say-on-pay” vote);

3.	To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2021;

4.

To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock upon conversion of the Company’s Series D Convertible Preferred Stock (“Series D Preferred”) and upon exercise of certain warrants issued in May 2021 in connection with the Company’s acquisition of Hawk Search, Inc. (the “Issuance Proposal”); and

5.	To vote upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The Company has elected to provide access to our proxy materials primarily over the internet, pursuant to the Securities and Exchange Commission’s “Notice and Access” rules. We believe this process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. This Notice of Internet Availability of Proxy Materials (the “Notice”) is being sent to stockholders entitled to notice of and to vote at the Annual Meeting, which contains instructions for accessing the attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (“Annual Report”) and voting instructions. This proxy statement and the Annual Report both are available online at: https://www.rdgir.com/bridgeline-digital-inc. However, if you prefer to receive a paper or e-mail copy of these documents, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below or via e-mail to InvestorRelations@bridgeline.com. Such request must be made on or before August 5, 2021 to facilitate timely delivery.

The Board of Directors has fixed the close of business on July 8, 2021 as the record date for the determination of stockholders entitled to vote at the Meeting, and only holders of shares of our Common Stock and Series C Convertible Preferred Stock of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

Whether or not you expect to be present at the Meeting, we urge you to vote your shares as promptly as possible over the Internet, by mail or by telephone so that your shares may be represented and voted at the Annual Meeting. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

On behalf of the Company, Mark G. Downey Assistant Secretary

Requests for additional copies of the proxy materials and the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2020 should be addressed to Shareholder Relations, Bridgeline Digital, Inc., 150 Woodbury Road, Woodbury, New York 11797. This material will be furnished without charge to any stockholder requesting it.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on August 19 2021: The Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K to Shareholders for the year ended September 30, 2020 are available at https://www.rdgir.com/bridgeline-digital-inc/